EXHIBIT 10.19

                         ALZA Corporation
                 Supplemental ALZA Retirement Plan
                       Master Plan Document
                    Effective December 1, 1998

                         TABLE OF CONTENTS
                                                              Page

Purpose                                                         1


ARTICLE 1  Definitions                                          1


ARTICLE 2  Selection, Enrollment, Eligibility                   4

      2.1  Selection by Committee                               4
      2.2  Enrollment Requirements                              4
      2.3  Eligibility; Commencement of Participation           4

ARTICLE 3  SARP Company Contributions/Interest Crediting/Taxes  4

      3.1  Annual SARP Company Contribution                     4
      3.2  Interest Crediting Prior to Distribution             5
      3.3  FICA and Other Taxes                                 5
      3.4  Vesting                                              5

ARTICLE 4  Benefit Distribution                                 6

      4.1  SARP Benefit                                         6
      4.2  Payment of SARP Benefit                              6

ARTICLE 5  Beneficiary Designation                              6

      5.1  Beneficiary                                          6
      5.2  Beneficiary Designation; Change; Spousal Consent     6
      5.3  Acceptance                                           7
      5.4  No Beneficiary Designation                           7
      5.5  Doubt as to Beneficiary                              7
      5.6  Discharge of Obligations                             7

ARTICLE 6  Termination, Freeze, Amendment or Modification       7

      6.1  Termination or Freeze                                7
      6.2  Amendment                                            8
      6.3  Plan Agreement                                       8
      6.4  Effect of Payment                                    8

ARTICLE 7  Administration                                       8

      7.1  Committee Duties                                     8
      7.2  Agents                                               9
      7.3  Binding Effect of Decisions                          9
      7.4  Indemnity of Committee                               9
      7.5  Employer Information                                 9

ARTICLE 8  Other Benefits and Agreements                        9

      8.1  Coordination with Other Benefits                     9

ARTICLE 9  Claims Procedures                                    9

      9.1  Presentation of Claim                                9
      9.2  Notification of Decision                             9
      9.3  Review of a Denied Claim                            10
      9.4  Decision on Review                                  10
      9.5  Legal Action                                        10

ARTICLE 10 Trust                                               10

      10.1 Establishment of the Trust                          10
      10.2 Interrelationship of the Plan and the Trust         10
      10.3 Distributions From the Trust                        11

ARTICLE 11 Miscellaneous                                       11

      11.1 Status of Plan                                      11
      11.2 Unsecured General Creditor                          11
      11.3 Employer's Liability                                11
      11.4 Nonassignability                                    11
      11.5 Not a Contract of Employment                        11
      11.6 Furnishing Information                              12
      11.7 Terms                                               12
      11.8 Captions                                            12
      11.9 Governing Law                                       12
      11.10 Notice                                             12
      11.11 Successors                                         12
      11.12 Spouse's Interest                                  12
      11.13 Validity                                           13
      11.14 Incompetent                                        13
      11.15 Court Order                                        13
      11.16 Distribution in the Event of Taxation              13
      11.17 Insurance                                          13
      11.18 Legal Fees To Enforce Rights After
            Change in Control                                  14

                         ALZA CORPORATION
                 SUPPLEMENTAL ALZA RETIREMENT PLAN
                    Effective December 1, 1998

                              Purpose
          The  purpose  of  this  Plan  is  to  provide  specified
benefits  to  a  select group of management or highly  compensated
Employees who contribute materially to the continued growth, development and future business success of ALZA Corporation, a
Delaware  corporation, and its subsidiaries, if any, that  sponsor this  Plan.  This Plan shall be unfunded for tax purposes and  for purposes of Title I of ERISA.
                             ARTICLE 1
          For  purposes  of  this Plan, unless  otherwise  clearly
apparent  from the context, the following phrases or  terms  shall have the following indicated meanings:
1.1  "ARP"   shall  mean  the  ALZA  Retirement  Plan  and  Trust,
     effective January 1, 1986, as may be amended from time to time.
1.2  "Annual ARP Contribution" shall mean, for any Participant in any one Plan Year, the amount actually contributed for a given
Plan Year by the Employer to a Participant's ARP account.
1.3  "Annual Unreduced ARP Contribution" shall mean, for any
Participant in any one Plan Year, the amount which would have been contributed for a given Plan Year by the Employer to a
Participant's ARP account, if any, were it not for reductions or limitations imposed by all applicable provisions of the Code, including, but not limited to, Code Sections 401 through 424, and, that Participant's participation in the Executive Deferral Plan.
1.4  "Annual SARP Company Contribution" shall mean, for any
Participant in any one Plan Year, the amount determined in
accordance with Section 3.1.
1.5  "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5, that are entitled to receive benefits under this Plan upon the death of a Participant.
1.6  "Beneficiary Designation Form" shall mean the form
established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.
1.7  "Board" shall mean the board of directors of the Company.
1.8  "Change in Control" shall mean the first to occur of any of the following events:
     (a)  Any "person" (as that term is used in Section 13 and 14(d)(2)
          of the Securities Exchange Act of 1934 ("Exchange Act")) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors;
(b)  During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan,
individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this Section 1.8) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths
(3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
(c)  The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the
Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than
50% of the common stock of the surviving corporation immediately after the consolidation or merger;
(d)  The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(e)  The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to
parties that are not within a "controlled group of corporations"
(as defined in Code Section 1563) in which the Company is a
member.
1.9  "Claimant" shall have the meaning set forth in Section 9.1.
1.10 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.
1.11 "Committee" shall mean the committee described in Article 7.
1.12 "Company" shall mean ALZA Corporation, a Delaware
corporation, and any successor to all or substantially all of the
Company's assets or business.
1.13 "Crediting Rate" shall mean, with respect to a Participant's
SARP Account for each Plan Year, an interest rate, stated as an annual rate, determined and announced by the Committee before the
Plan Year for which it is to be used, that is equal to 125% of the applicable "Moody's Rate." The Moody's Rate for a Plan Year shall be an interest rate, stated as an annual rate, that (i) is
published in Moody's Bond Record under the heading of "Moody's
Corporate Bond Yield Averages-Av. Corp." and (ii) is equal to the average corporate bond yield calculated for the month of November that immediately precedes the Plan Year for which the rate is to be used.
1.14 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable
pursuant to the provisions of this Plan.  Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan.
If an Employer determines in good faith prior to a Change in
Control that there is a reasonable likelihood that any
compensation paid to a Participant for a taxable year of the
Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan.  Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with Section 3.2 below, even if such amount is being paid out in installments.  The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death)
at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by
Section 162(m), or if earlier, the effective date of a Change in
Control.  Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.
1.15 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under Section 4.2 of the Plan.
1.16 "Employee" shall mean a person who is an employee of any
Employer.
1.17 "Employer(s)" shall mean the Company and/or any of its
subsidiaries (now in existence or hereafter formed or acquired)
that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.
1.18 "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as it may be amended from time to time.
1.19 "Executive Deferral Plan" shall mean the Employer's Executive
Deferral Plan(s).
1.20 "First Plan Year" shall mean the period beginning December 1,
1998, and ending December 31, 1998.
1.21 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who signs a Plan Agreement and a
Beneficiary Designation Form, (iii) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee,
(iv) who commences participation in the Plan, and (v) whose Plan
Agreement has not terminated.  A spouse or former spouse of a
Participant shall not be treated as a Participant in the Plan or have a SARP Account Balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.
1.22 "Plan" shall mean the Company's Supplemental ALZA Retirement
Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.
1.23 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an
Employer and a Participant.  Each Plan Agreement executed by a
Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the
Plan; should there be more than one Plan Agreement, the Plan
Agreement bearing the latest date of acceptance by the Committee shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.
1.24 "Plan Year" shall, for the First Plan Year, begin on December
1, 1998, and end on December 31, 1998.  For each Plan Year
thereafter, the Plan Year shall begin on January 1 of each
calendar year and continue through December 31 of such calendar year.
1.25 "SARP Account" shall mean a credit on the records of the
Employer equal to (i) the sum of the Participant's Annual SARP
Company Contributions, plus (ii) interest credited in accordance with all the applicable interest crediting provisions of this
Plan.  The SARP Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.
1.26 "SARP Benefit" shall mean the Vested SARP Account as of the date of Termination of Employment, paid as set forth in Article 4.
1.27 "Termination of Employment" shall mean the severing of
employment with all Employer(s), voluntarily or involuntarily, for any reason other than an authorized leave of absence.
1.28 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of the effective date of the Plan, between the Company and the trustee named therein, as amended from time to time.
1.29 "Vested" shall mean that portion of a Participant's SARP
Account in which the Participant has a nonforfeitable right or vested interest as determined in accordance with Section 3.4.
1.30 "Years of Service" shall mean, for a Participant, his or her years of service as defined under the ARP.
                             ARTICLE 2
                Selection, Enrollment, Eligibility
2.1  Selection by Committee.  Participation in the Plan  shall  be limited to a select group of management or highly compensated
     Employees of the Employer(s), as determined by the Committee, in its sole discretion.  From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.
2.2  Enrollment  Requirements   As a condition  to  participation,
     each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.
2.3  Eligibility;  Commencement  of  Participation   Provided   an
     Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

                             ARTICLE 3
        SARP Company Contributions/Interest Crediting/Taxes
3.1  Annual SARP Company Contribution.
     (a)  Other Than First Plan Year.  For a Plan Year other than the
          First Plan Year, the amount of each Participant's Annual SARP Company Contribution will be equal to the difference, if any, between the Annual Unreduced ARP Contribution for a Plan Year and the Annual ARP Contribution for the corresponding plan year of the ARP. For any Plan Year, the Annual SARP Company Contribution amount may be zero. The Annual SARP Company Contribution, if any, shall be credited as of the last day of the Plan Year.
(b)  First Plan Year.  For each Participant who was employed by the Employer(s) on December 31, 1998, and became a participant in the Plan on or before June 1, 1999, an Annual SARP Company
Contribution shall be calculated in accordance with Section 3.1(a)
above as if that Participant had been enrolled in and participated in the Plan for the shorter of (i) the 1998 calendar year, or (ii)
his or her participation in the ARP for the 1998 calendar year.
The resulting Annual SARP Contribution, if any, shall be credited as of December 31, 1998.
3.2  Interest Crediting Prior to Distribution.  Except as provided below, prior to any distribution of benefits under Article 4, interest shall be credited and compounded annually on a Participant's SARP Account as if the Annual SARP Company Contribution, if any, was credited at the end of the Plan Year to which it relates. The rate of interest for crediting shall be the Crediting Rate. If a distribution is made under this Plan, for purposes of crediting interest on the amount to be distributed, interest shall be credited on such amount up to the last day of the month preceding the month in which the distribution is made.
3.3  FICA and Other Taxes.
     (a)  SARP Account.  When a participant becomes vested in a portion of his or her SARP Account, the Participant's Employer(s) shall withhold from the Participant's compensation, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's SARP Account in order to comply with this Section 3.3.
(b)  Distributions.  The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a
Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the
Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.
3.4  Vesting.
     (a) A Participant shall be vested in his or her SARP Account in accordance with the following schedule:
             Years of Service on      Vested Percentage of
                    Date                  SARP Account
              of Termination of
                 Employment
           Less than 5 years                   0%
           5 years or more                     100%
     (b)  Notwithstanding subsection (a) above, and except as provided in subsection (c) below, in the event of a Change in Control, a Participant's SARP Account shall immediately become 100% Vested (if it is not already Vested in accordance with the above vesting schedule).
(c)  Notwithstanding subsection (b) above, the vesting schedule for a Participant's SARP Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective.  In the event that all of a Participant's SARP
Account is not vested pursuant to such a determination, the
Participant may request independent verification of the
Committee's calculations with respect to the application of
Section 280G.  In such case, the Committee must provide to the
Participant within 15 business days of such a request an opinion from a nationally recognized accounting firm selected by the
Participant (the "Accounting Firm").  The opinion shall state the
Accounting Firm's opinion that any limitation in the vested
percentage hereunder is necessary to avoid the limits of Section
280G and contain supporting calculations.  The cost of such
opinion shall be paid for by the Company.
                             ARTICLE 4
                       Benefit Distribution
4.1  SARP  Benefit.   Subject  to  the  Deduction  Limitation,   a
     Participant who Terminates Employment shall receive his or her
     Vested SARP Account.
4.2  Payment  of SARP Benefit.  A Participant, in connection  with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the SARP Benefit in a lump sum or over a five (5) year, ten (10) year or fifteen (15) year period, payable annually. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new  Election Form to the Committee, provided that  any  such
     Election Form is submitted at least one year prior to the Participant's Termination of Employment (other than Termination of Employment due to death) and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the SARP Benefit. The lump sum payment shall be made, or the annual payments shall commence within sixty (60) days of Termination of Employment.  Any payment made shall be subject to the Deduction Limitation.
                             ARTICLE 5
                      Beneficiary Designation
5.1  Beneficiary.  Each Participant shall have the right,  at  any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.
5.2  Beneficiary   Designation;  Change;   Spousal   Consent.    A
     Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the  right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation
     Form and the Committee's rules and procedures, as in effect from time to time.  If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.
5.3  Acceptance.   No  designation or change in designation  of  a
     Beneficiary shall be effective until received by the Committee or its designated agent.
5.4  No  Beneficiary  Designation.   If  a  Participant  fails  to
     designate a Beneficiary as provided in Sections 5.1, 5.2 and 5.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.
5.5  Doubt  as to Beneficiary.  If the Committee has any doubt  as to the proper Beneficiary to receive payments pursuant to this
     Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.
5.6  Discharge of Obligations.  The payment of benefits under  the
     Plan to a Beneficiary shall fully and completely discharge all Employer(s) and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's
     Plan Agreement shall terminate upon such full payment of benefits.
                             ARTICLE 6
          Termination, Freeze, Amendment or Modification
6.1  Termination  or  Freeze.  Although each Employer  anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan. Accordingly, each Employer reserves the right at any time to take one of the following actions with regard to its participating
     Employees by the action of its board of directors:
     (a)  Terminate  the  Plan.  An Employer may  discontinue  its
          sponsorship  of the Plan and terminate the  Plan.   Upon
          the   termination  of  the  Plan  with  respect  to  any
          Employer, the Plan Agreement of each Participant who  is
          employed by that Employer shall terminate.  The Employer
          shall  have  the  right,  in its  sole  discretion,  and
          notwithstanding   any  elections  made   by   any   such
          Participant, to pay the SARP Account of any such Participant in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years, with amounts  credited  and  debited during  the  installment
          period as provided herein.  The termination of the  Plan
          shall   not   adversely  affect   any   Participant   or
          Beneficiary  who has become entitled to the  payment  of
          any   benefits  under  the  Plan  as  of  the  date   of
          termination;  provided however, that the Employer  shall
          have   the  right  to  accelerate  installment  payments
          without  a  premium or prepayment penalty by paying  the
          SARP Account in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present  value  of  all payments  that  will  have  been
          received  by  a Participant at any given point  of  time
          under  the  different payment schedule  shall  equal  or
          exceed the present value of all payments that would have
          been  received at that point in time under the  original
          payment schedule).
     (b)  Freeze   the   Plan.   An  Employer  may  continue   its
          sponsorship of the Plan in all respects but  decline  to
          make any further Annual SARP Company Contributions.
6.2  Amendment.   Any Employer may, at any time, amend  or  modify
     the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment  or modification shall be effective to decrease  or restrict the value of a Participant's SARP Account in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification.
6.3  Plan  Agreement.  Despite the provisions of Sections 6.1  and
     6.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the
     Participant.
6.4  Effect  of  Payment.   The  full payment  of  the  applicable
     benefit under Article 4 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.
                             ARTICLE 7
                          Administration
7.1  Committee  Duties.   This Plan shall  be  administered  by  a
     Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administra tion of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.
7.2  Agents.   In  the administration of this Plan, the  Committee
     may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.
7.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
7.4 Indemnity of Committee. All Employer(s) shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.
7.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the Participants as the Committee may reasonably require.
                             ARTICLE 8
                   Other Benefits and Agreements
8.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's
     Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
                             ARTICLE 9
                         Claims Procedures
9.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.
9.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:
     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
          (i)  the specific reason(s) for the denial of the claim, or any part of it;
(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
          (iv) an explanation of the claim review procedure set forth in
               Section 9.3 below.

9.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):
     (a)  may review pertinent documents;
(b)  may submit written comments or other documents; and/or
     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

9.4  Decision  on Review.  The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which  case the Committee's decision must be rendered  within
     120 days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
     (a)  specific reasons for the decision;
(b)  specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)  such other matters as the Committee deems relevant.
9.5  Legal  Action.   A Claimant's compliance with  the  foregoing
     provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.
                            ARTICLE 10
                               Trust
10.1 Establishment of the Trust.  The Company shall establish  the
     Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Participant's SARP Accounts and interest credits for those amounts for all periods prior to the transfer, as well as any debits and credits to the Participants' SARP Accounts for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.
10.2 Interrelationship of the Plan and the Trust.  The  provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer(s), Participants and the creditors of the Employer(s) to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.
     The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.
10.3 Distributions  From  the Trust.  Each Employer's  obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.
                            ARTICLE 11
                           Miscellaneous
11.1 Status  of Plan.  The Plan is intended to be a plan  that  is not qualified within the meaning of Code Section 401(a) and that
     "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of
     ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.
11.2 Unsecured General Creditor. Participants and their Bene ficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this
     Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
11.3 Employer's  Liability.   An  Employer's  liability  for   the
     payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.
     An Employer shall have no obligation to a Participant under the
     Plan except as expressly provided in the Plan and his or her Plan
     Agreement.
11.4 Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.
11.5 Not  a  Contract of Employment.  The terms and conditions  of this  Plan  shall not be deemed to constitute a  contract  of
     employment  between any Employer and the  Participant.   Such
     employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless  expressly provided in a written employment agreement.
     Nothing in this Plan shall be deemed to give a Participant the right  to  be retained in the service of any Employer  as  an
     Employee, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.
11.6 Furnishing  Information.   A  Participant  or  his   or   her
     Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administra tion of the Plan and the payments of benefits hereunder, including but  not limited to taking such physical examinations as  the
     Committee may deem necessary.
11.7 Terms.   Whenever any words are used herein in the masculine,
     they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.
11.8 Captions.   The  captions  of  the  articles,  sections   and
     paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any  of  its provisions.
11.9 Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.
11.10      Notice.  Any notice or filing required or permitted  to
     be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
                         ALZA Corporation
            Supplemental ALZA Retirement Plan Committee
                        950 Page Mill Road
                          P.O. Box 10950
                     Palo Alto, CA  94303-0802
                         Attn:  Treasurer
     Such  notice shall be deemed given as of the date of delivery or,  if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and  hand-delivered,  or  sent by mail,  to  the  last  known address of the Participant.
11.11      Successors.  The provisions of this Plan shall bind and
     inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
11.12       Spouse's  Interest.   The  interest  in  the  benefits
     hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.
11.13      Validity.  In case any provision of this Plan shall  be
     illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
11.14       Incompetent.   If  the  Committee  determines  in  its
     discretion that a benefit under this Plan is to be paid to  a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
11.15     Court Order.  The Committee is authorized to make any
	payments directed by court order in any action in which the Plan
	or the Committee has been named as a party.  In addition, if a
	court determines that a spouse or former spouse of a Participant
	has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.
11.16     Distribution in the Event of Taxation.
     (a)  General.   If, for any reason, all or any portion  of  a
          Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her SARP Benefit (which amount shall not exceed a Participant's unpaid Vested SARP Account under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.
     (b) Trust. If the Trust terminates and benefits are distributed from the Trust to a Participant in accordance its terms, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

11.17 Insurance. The Employer(s), on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer(s) or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer(s) shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer(s) have applied for insurance.
11.18      Legal  Fees To Enforce Rights After Change in  Control.
     The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company or the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document as of __________, 1999.
                               "Company"

                              ALZA Corporation
                              a Delaware corporation

                              By:    /s/David R. Hoffmann


                              Title: Vice President, Treasury